DocuSign Envelope ID: 70C12581-9BDC-48C7-8411-22A566171CCE EXHIBIT 10.2 THIRD AMENDMENT TO LEASE (5408 NE 88th Avenue) THIS THIRD AMENDMENT TO LEASE ("Third Amendment"), dated and effective June 1, 2020, is by and between DUTTON ASPEN LLC, an Oregon limited liability company ("Landlord") and nLIGHT, INC. (formerly nLIGHT Photonics Corporation), a Delaware corporation ("Tenant"). RECITALS A. Pursuant to an Amended and Restated Lease dated April 1, 2010 (the "Lease") originally between Aspen North Park L.L.C. ("Aspen North") and Tenant, Aspen North leased to Tenant and Tenant leased from Aspen North certain premises located at 5408 NE 88th Street, Vancouver, Washington and more particularly described therein (the "Premises"). B. The Lease was amended by a First Amendment to Lease dated June 18, 2012 (the "First Amendment"), and a Second Amendment to Lease dated August 1, 2016 (the "Second Amendment"), whereby, among other matters (i) certain property was added to the Premises, (ii) Tenant authorized the construction of additional parking spaces on the Premises, and (iii) the Term was extended to March 31, 2022. The Lease, the First Amendment, and the Second Amendment are referred to herein collectively as the "Lease." C. Pursuant to an Assignment of Lease dated June 25, 2012, Aspen North assigned all of its interest under the Lease to Landlord. D. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below. Except as noted herein, defined terms in this Third Amendment shall have the same meaning given to such terms in the Lease. NOW, THEREFORE, Landlord and Tenant agree as follows: 1. Term (Section 3). The Term of this Lease is hereby extended for fifteen years (the "Second Extended Term"). The Second Extended Term will commence on June 1, 2020 and will end on May 31, 2035. 2. Rent (Section 1.h). Base Monthly Rent during the first year of the Second Extended Term shall be $36,792.35. Base Monthly Rent shall increase by 1.75% annually during the Second Extended Term (i.e., on June 1, 2021, Base Monthly Rent shall increase to $37,436.22), provided, however, in lieu of the foregoing fixed increases, Base Monthly Rent shall be increased to "Market Rent" on June 1, 2026 and June 1, 2031. Market Rent shall be established in accordance with Sections 29(b) and 29(c) of the Lease (including, without limitation, the provision that Base Monthly Rent as a result of such adjustment will not be less than Base Monthly Rent during the prior Lease Year). Following each Market Rent adjustment, Base Monthly Rent shall continue to be increased annually as set forth above. THIRD AMENDMENT TO LEASE PAGE 1

DocuSign Envelope ID: 70C12581-9BDC-48C7-8411-22A566171CCE 3. Renewal Option (Section 29). Tenant shall have the right to extend the Term of the Lease for one additional five (5) year period on the terms and conditions set forth in Section 29 of the Lease. Section 29(a) is hereby amended to reduce the notice period for the exercise of the option to one hundred eighty (180) days and Section 29(c) is hereby amended to provide that, once established, Base Monthly Rent during the Renewal Period will increase annually by 1.75% during the Renewal Term. 4. Early Termination. Tenant shall have, in its sole discretion, a one-time right to terminate the Lease effective on May 31, 2030 (the "Early Termination Date"). Such right shall be exercised, if at all, by written notice to Landlord given no later than the date which is 180 days prior to the Early Termination Date. 5. Reserves (Section 4.d). Landlord and Tenant acknowledge and agree that, as of the Effective Date, the reserve account should be in the amount of $264,276, which Landlord will, in accordance with Section 4(d) of the Lease, utilize to replace the asphalt surface of the parking lot, seal coat the parking lot, replace the roof and paint the exterior of the Premises. Landlord is authorized to continue to collect reserves to fund future repairs as provided in Section 4(d) of the Lease, which reserve contribution may be adjusted from time to time based on the anticipated cost of future repairs or replacements. 6. Alterations (Section 13). The fifth sentence of this section is hereby amended to read as follows: All alterations other than Tenant's trade fixtures, and any equipment and personal property, shall be a part of the Premises and shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except for those which Landlord elects shall be removed by written notice given during the Lease Term; provided, however, Landlord and Tenant hereby agree that (i) Landlord accepts and will not require Tenant to remove at expiration or termination of this Lease, the approximately 12,000 square feet of additional office space added by Tenant or the non-specialty wiring, or plumbing now or hereafter installed by Tenant in accordance with the provisions of this Lease; (ii) tenant shall have no obligation to remove walls or other structures in place at the time Tenant took occupancy to build out its own tenant improvements, and (iii) without limiting Tenant's rights and obligations under this Section 13 or Section 25 below, Tenant will be required to remove at expiration or termination of this Lease, (x) the improvements it created for the clean room and all associated wiring, plumbing, and ductwork (including the ductwork in the ceiling and on the roof), and (y) the outdoor tank farm (the "Required Removables"). 7. Surrender (Section 25). The second sentence of this section is hereby amended to read as follows: Notwithstanding the foregoing, unless the parties otherwise mutually agree, Tenant shall remove (i) the Required Removables described in Section 13 above, and (ii) all trade fixtures, equipment, and personal property including, without limitation, all wallpaper, paneling, and other decorative improvements and THIRD AMENDMENT TO LEASE PAGE 2

DocuSign Envelope ID: 70C12581-9BDC-48C7-8411-22A566171CCE fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including for example, restoring the wall surfaces to their condition prior to the Commencement of this Lease, ordinary wear and tear excepted (the "Surrender Obligations"). 8. Letter of Credit. In order to secure Tenant's Surrender Obligations, Tenant shall provide Landlord a Letter of Credit in the form and substance required by Section 6(b) of the Lease, except that the Letter of Credit shall be in the amount of $250,000, and will expire on the date which is ninety (90) days following the expiration of the Term of the Lease (including any Renewal Terms). 9. Brokers. Tenant represents and warrants that it has not dealt with any real estate broker(s) in connection with this Third Amendment and will indemnify Landlord from any claims with respect thereto. 10. Full Force and Effect. Except as amended by the First Amendment, the Second Amendment, and this Third Amendment, the Lease is in full force and effect. LANDLORD: DUTTON ASPEN LLC By: B. Daniel Dutton, Manager TENANT: nLIGHT, INC. By: Ran Bareket, Chief Financial Officer THIRD AMENDMENT TO LEASE PAGE 3